                                                                     Exhibit 5.1


                                 August 27, 1999



GST Network Funding, Inc.
GST USA, Inc.
GST Telecommunications, Inc.
4001 Main Street
Vancouver, Washington  98663

         RE: EXCHANGE OFFER OF 10-1/2% SENIOR SECURED DISCOUNT NOTES DUE 2008 FOR 10-1/2% SENIOR DISCOUNT NOTES DUE 2008 ($312,836,364
                  MILLION AGGREGATE ACCRETED VALUE OUTSTANDING AT SEPTEMBER 30,
                  1998) OF GST NETWORK FUNDING, INC.


Ladies and Gentlemen:

         We have acted as counsel to GST Network Funding, Inc., a Delaware corporation ("GST Network"), GST USA, Inc., a Delaware corporation
("GST USA") and GST Telecommunications, Inc., a federally chartered Canadian corporation ("GST" and taken together with GST Network and GST USA, the "GST Entities") in connection with the filing by the GST Entities of a registration statement on Form S-4 (No. 333-60645), as amended (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to GST Network's exchange offer (the "Exchange Offer") of its 10-1/2% Senior Secured Discount Notes Due 2008 (the "New Notes") for 10-1/2% Senior Discount Notes Due 2008 (the "Old Notes") ($500,000,000 in aggregate principal amount at maturity). Prior to the filing of Amendment No. 2 to the Registration Statement by the GST Entities with the Commission, we did not represent any of the GST Entities, in any matter, including (a) the issuance of the Old Notes by GST Network, (b) the assumption, under certain circumstances, of the obligations of GST Network under the Old Notes or (c) the guarantee of the obligations of GST Network under the Old Notes by GST.

         To render the opinions hereinafter set forth, we have examined originals or copies of the following:

         a)       the Registration Statement;

         b) the Indenture dated as of May 4, 1998, by and among the GST Entities and United States Trust Company of New York, as trustee (the "Trustee");

         c)       a specimen certificate of a New Note;

GST Network Funding, Inc.
GST USA, Inc.
GST Telecommunications, Inc.

August 27, 1999

         d) the Registration Rights Agreement dated May 4, 1998, by and among the GST Entities and Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation and SBC Warburg Dillon Read Inc.;

         e) resolutions of the Board of Directors of GST Network, authorizing and approving the transactions in connection with the issuance of the Old Notes;

         f) the form of Authentication and Delivery Order of the Company to be delivered to the Trustee pursuant to the Indenture, directing the Trustee to authenticate and deliver the appropriate New Notes, including the acknowledgment by the Trustee of receipt thereof:

          With your permission we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, factual matters, factual representations and warranties contained in the records, documents, instruments and certificates we have reviewed as of their stated dates and as of the date hereof; (d) the due authorization, execution and delivery on behalf of the respective parties thereto (except the GST Entities) of documents referred to herein and the legal, valid and binding effect thereof on such parties; and
(e) the legal capacity of natural persons.

         This Opinion Letter is provided as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein. This Opinion Letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

         On the basis of the foregoing and subject to the limitations and qualifications set forth herein, we advise you that in our opinion:

         1. GST Network has all requisite corporate power and authority to issue, deliver and perform its obligations under the New Notes.

          2. The New Notes are in the form contemplated by the Indenture, and have been duly authorized by GST Network.

GST Network Funding, Inc.
GST USA, Inc.
GST Telecommunications, Inc.

August 27, 1999

         The foregoing opinions are subject to the following exceptions, qualifications and limitations:

         A. To the extent relevant to the opinions set forth above, we have assumed that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture and is duly qualified and eligible under the terms of the Indenture to act as trustee thereunder; that the Indenture was duly authorized, executed and delivered by the Trustee; that the Indenture is a valid and binding obligation of the Trustee; that the Trustee is in compliance, generally with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

         B. This opinion is given in respect of the Indenture and the New Notes only, and we express no opinion as to the legality, validity or binding effect of any collateral agreement or other document or any other matter beyond the matters expressly set forth herein.

         C. Members of our firm are admitted to the bar of the State of California and we do not express any opinion as to the laws of any jurisdiction other than the laws of the State of California, the General Corporation Law of the State of Delaware and the federal laws of the United States, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. In this regard, we note that the Indenture provides that the Indenture and the New Notes are to be governed by the law of the State of New York. We do not act as regulatory counsel to the GST
Entities, and have made no review of

GST Network Funding, Inc.
GST USA, Inc.
GST Telecommunications, Inc.

August 27, 1999
regulatory restrictions applicable to the GST Entities. We render no opinion with respect to choice of laws provisions contained in the Indenture or the New Notes. Without limiting the generality of clause 2(a)(i), we express no opinion with respect to compliance with state securities laws or as to the applicability to the obligations of GST Network under the Indenture or the New Notes or Sections 547 and 548 of Title 11 of the United States Code or applicable state law (including, without limitation, Article 10 of the New York Debtor & Creditor Law and Sections 3439 et seq. of the California Civil Code) relating to preference or fraudulent transfers, whether arising in a bankruptcy or insolvency proceeding or otherwise.

          E. This opinion may not be used or relied upon and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent. However, we consent to the filing of this opinion as an exhibit to the Registration Statement and prospectus, to the use of our name under the caption "Legal Matters" in the Registration Statement and any amendments thereto, and to the reliance by Irell & Manella LLP on the opinions expressed herein to the extent necessary for the delivery of the opinion of Irell & Manella LLP, which opinion you are receiving concurrently herewith. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

                                           Very truly yours,

                                           /s/ WILSON SONSINI GOODRICH & ROSATI
                                           WILSON SONSINI GOODRICH & ROSATI
                                           Professional Corporation